SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549


                          FORM  8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 6, 1995

Commission        Registrant, State of Incorporation,     I.R.S. Employer
File Number         Address and Telephone Number          Identification No.


1-1443            Central and South West Corporation         51-0007707
                  (A Delaware Corporation)
                  1616 Woodall Rodgers Freeway
                  Dallas, TX 75202-1234
                  (214) 777-1000


0-340             West Texas Utilities Company               75-0646790
                  (A Texas Corporation)
                  301 Cypress Street
                  Abilene, TX 79601-5820
                  (915) 674-7000














      This combined Form 8-K is separately filed by Central and South West Corporation and West Texas Utilities Company. Information contained herein relating to an individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.

ITEM 5. OTHER EVENTS

WEST TEXAS UTILITIES COMPANY (WTU) REGULATORY MATTERS

WTU Agreement in Principle To Settle Rate Proceeding Docket No. 13369,
Appeal of Docket No. 7510 and Deferred Accounting Proceeding Docket No. 13949

Background
     WTU, a wholly-owned subsidiary of Central and South West Corporation
(CSW), has been the subject of several regulatory matters. Such matters, which cover a variety of issues, include the following:

  *    Current Rate Proceeding and Fuel Reconciliation -
       Docket No. 13369 before the Public Utility Commission of Texas (Texas Commission)
  *    Writ of Error to Supreme Court of Texas (Supreme Court)
       - review of WTU's 1987 Texas Rate Case - Docket No. 7510
  *    Texas Commission's proceeding on remand - Docket No. 13949
       - regarding deferred accounting treatment for Oklaunion Power Station Unit No. 1 originally authorized in Texas Commission's Docket No. 7289

     For further information and earlier developments related to these regulatory matters, reference is made to CSW's and WTU's combined 1994 Annual Report on Form 10-K,
CSW's and WTU's combined Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, and
CSW's and WTU's combined Current Report on Form 8-K dated
July 10, 1995.

Recent Developments
     On September 6, 1995, WTU announced that it had reached an Agreement in Principle (Settlement) with major parties to settle the pending regulatory proceedings listed above in Background. Under the terms of the Settlement, WTU will lower its retail base rates by $13.5 million per year, of which $5.9 million has been in place since October 1, 1994, and WTU will be prevented from increasing retail base rates until October 1, 1998. In addition to the annual impact on base rates, WTU will make a $21 million refund to retail customers, including the amounts retroactive to October 1, 1994. The Settlement also provides that the Texas Commission will find that a reasonable return on equity for WTU is 11.375%.
     The Settlement is expected to impact WTU's results of operations for the next several years, reducing annual earnings by approximately $8 million after-tax. Details of the items with significant earnings impact for 1995 and 1996 under the Settlement, including certain accounting provisions contemplated thereby, are set forth in the table below:

          Earnings Impact of Significant Provisions of the Settlement

                                            1995                 1996
                                     Pre-tax  After-tax    Pre-tax  After-tax
                                                  ($ in millions)

Refund to retail customers           (21.0)     (13.7)        --        --
Effect of retail rate reduction       (1.7)      (1.1)       (7.6)     (4.9)
Current flowback of property
  related excess deferred
  federal income taxes                 6.9        6.9         --        --
Five year flowback of non-
  property related excess
  deferred federal income taxes        0.1        0.1         0.5       0.5
Capitalization and amortization
  of previously expensed
  restructuring costs                 12.7        8.3        (1.9)     (1.2)
Accelerated amortization of
  deferred Oklaunion plant costs
  (accelerated from the remaining
  31 years to 7 years)                 --         --         (2.9)     (2.3)
Other amortization                    (0.2)      (0.1)       (0.8)     (0.5)

     The Settlement would resolve WTU's current rate review and fuel reconciliation before the Texas Commission (Docket No. 13369), the appeal of WTU's 1987 Texas rate case (Docket No. 7510) now pending before the Supreme Court and the deferred accounting issue (Docket No. 13949) which is currently before the Texas Commission. The Texas Commission had been scheduled to consider the deferred accounting issue on September 6, 1995, and testimony on the rate review had been scheduled to begin on September 7, 1995. The appeal of Docket No. 7510 is currently before the Supreme Court on Application for Writ of Error filed by WTU. Other parties to the appeal also sought review by the Supreme Court.
     Completion of the proposed Settlement is subject to both a final written agreement and the approval of the Settlement rates and other provisions by the Texas Commission. An interim Texas Commission order may be issued by late September and the final order is expected in the fourth quarter of 1995.
     The Settlement will eliminate several significant risks that have been the subject of regulatory proceedings relating to deferred accounting and rates and will enable WTU's rates to remain at competitive levels.
Notwithstanding the Settlement's anticipated adverse impact on WTU's future results of operations, management believes that it is prudent to accept the Settlement in light of the uncertainty and expense of otherwise pursuing the regulatory proceedings resolved by the Settlement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange

Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly

authorized.  The signature for each undersigned registrant

shall be deemed to relate only to matters having reference

to such registrant or its subsidiaries.





                                       CENTRAL AND SOUTH WEST CORPORATION


Date:  September 13, 1995

                                       By:  /s/ Wendy G. Hargus
                                            Wendy G. Hargus
                                             Controller



                                       WEST TEXAS UTILITIES COMPANY


Date:  September 13, 1995

                                       By:  /s/ R. Russell Davis
                                          R. Russell Davis
                                            Controller